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                                                                    Exhibit 23.6



June 13, 1997


Members of the Board of Directors
Portsmouth Bankshares, Inc.
333 State Street
Portsmouth, NH  03801

Members of the Board of Directors
CFX Corporation
102 Main Street
Keene, NH  03431

Members of the Board:

       We hereby consent to the reference to the opinion of our Firm under the heading "The Merger - Opinion of Financial Advisors" and to the inclusion of the foregoing opinion in the Registration Statement of CFX Corporation on the S-4 to be filed with the Securities and Exchange Commission in connection with the proposed merger of Portsmouth Bankshares, Inc. with CFX Corporation.
In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

TUCKER ANTHONY INCORPORATED

by:  /s/ Gregory W. Benning
     -----------------------------------
     Gregory W. Benning
     Managing Director